                                                                      Exhibit 10

                                                                  EXECUTION COPY



                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          Dated as of August 16, 1994

                                     Among

                                  BORDEN, INC.

                                  as Borrower,
                                  -----------

                                      and

                             THE BANKS NAMED HEREIN

                                   as Banks,
                                   --------

                                 CITIBANK, N.A.

                            as Administrative Agent
                            -----------------------

                                      and


                           CITICORP SECURITIES, INC.
                                 CREDIT SUISSE

                                  as Arrangers
                                  ------------

                       T A B L E   O F   C O N T E N T S



SECTION                                                                                                     PAGE
                                                              PRELIMINARY STATEMENT

                                                                    ARTICLE I

                                                        DEFINITIONS AND ACCOUNTING TERMS

         1.01.  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.02.  Computation of Time Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         1.03.  Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

                                                                   ARTICLE II

                                                        AMOUNTS AND TERMS OF THE ADVANCES
                                                            AND THE LETTERS OF CREDIT
         2.01.  The Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         2.02.  Making the Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         2.03.  Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         2.04.  Reduction of the Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         2.05.  Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         2.06.  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         2.07.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         2.08.  Conversion of Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         2.09.  Increased Costs, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         2.10.  Payments and Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         2.11.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         2.12.  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         2.13.  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         2.14.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         2.15.  Defaulting Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

                                                                   ARTICLE III

                                                              CONDITIONS OF LENDING

         3.01.  Conditions Precedent to Initial Borrowing . . . . . . . . . . . . . . . . . . . . . . . . .   36
         3.02.  Conditions Precedent to Each Borrowing and Issuance . . . . . . . . . . . . . . . . . . . .   40
         3.03.  Conditions Precedent to Certain Borrowings and Issuances  . . . . . . . . . . . . . . . . .   40

SECTION                                                                                                     PAGE

         3.04.  Determinations Under Section 3.01 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

                                                                   ARTICLE IV

                                                         REPRESENTATIONS AND WARRANTIES

         4.01.  Representations and Warranties of the Borrower  . . . . . . . . . . . . . . . . . . . . . .   41

                                                                    ARTICLE V

                                                            COVENANTS OF THE BORROWER
         5.01.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         5.02.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         5.03.  Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         5.04.  Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

                                                                   ARTICLE VI

                                                                EVENTS OF DEFAULT

         6.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         6.02.  Actions in Respect of the Letters of Credit Upon Default  . . . . . . . . . . . . . . . . .   63


                                                                   ARTICLE VII

                                                                   THE AGENTS
         7.01.  Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         7.02.  Reliance, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         7.03.  Citibank, Credit Suisse and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         7.04.  Lender Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         7.05.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         7.06.  Successor Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66

                                                                  ARTICLE VIII

                                                                  MISCELLANEOUS

         8.01.  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         8.02.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

SECTION                                                                                     PAGE
         8.03.  No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         8.04.  Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         8.05.  Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         8.06.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         8.07.  Assignments and Participations  . . . . . . . . . . . . . . . . . . . . . .   71
         8.08.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         8.09.  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .   73
         8.10.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         8.11.  Receivables Financings Documents  . . . . . . . . . . . . . . . . . . . . .   74
         8.12.  No Liability of the Issuing Bank. . . . . . . . . . . . . . . . . . . . . .   74
         8.13.  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . .   75



SCHEDULES
- ---------

Schedule I            -   Commitments and Applicable Lending Offices

Schedule 3.01         -   Disclosed Litigation

Schedule 4.01(b)      -   Subsidiaries

Schedule 4.01(d)      -   Authorizations and Consents

Schedule 4.01(z)      -   Existing Indebtedness

Schedule 5.02(a)      -   Liens

Schedule 5.02(e)      -   Asset Sales

EXHIBITS

Exhibit A             -   Form of Note

Exhibit B             -   Notice of Borrowing

Exhibit C             -   Assignment and Acceptance

Exhibit D-1           -   Form of Opinion of New York Counsel for the Borrower

Exhibit D-2           -   Form of Opinion of In-house Counsel to the Borrower

                     AMENDED AND RESTATED CREDIT AGREEMENT


                      AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 16, 1994 among Borden, Inc., a New Jersey corporation (the "BORROWER"), the banks (the "BANKS") listed on the signature pages hereof, Citibank, N.A. ("CITIBANK"), as administrative agent (together with any successor appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lenders (as hereinafter defined) and syndication agent, Citicorp Securities, Inc. and Credit Suisse ("CREDIT SUISSE"), as arrangers (the "ARRANGERS"), and Credit Suisse, as Issuing Bank (as defined below) and documentation agent.

                             PRELIMINARY STATEMENT

                      The Borrower, Citibank and Credit Suisse, as Banks, the Administrative Agent and the Arrangers are parties to the Credit Agreement dated as of August 16, 1994 (the "EXISTING CREDIT AGREEMENT"). The parties to the Existing Credit Agreement desire to amend and restate the Existing Credit Agreement, among other things, to provide for a letter of credit subfacility and to include additional financial institutions as parties thereto.

                      NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree that, subject to the condition to effectiveness set forth in Section 8.06, the Existing Credit Agreement is amended and restated in its entirety to read as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                      SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                      "ADVANCE" means a Working Capital Advance or a Letter of Credit Advance.

                      "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                      "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Citibank at its office at 1 Court Square, 7th Floor, Long Island City, New York 11120, Account No. 3685 2248, Attention: John Makrinos.

                      "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                        "AGENTS" means, collectively, the Administrative Agent and the Arrangers.

                      "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                      "APPLICABLE MARGIN" means (a) so long as the Borrower's long term senior unsecured public debt is rated BB or better by S&P or Ba2 or better by Moody's and not lower than BB- by S&P or Ba3 by Moody's, 1/4% per annum for Base Rate Advances and 1-1/2% per annum for Eurodollar Rate Advances or (b) so long as the Borrower's long term senior unsecured public debt is rated (i) lower than BB by S&P and lower than Ba2 by Moody's or (ii) lower than BB- by S&P or lower than Ba3 by Moody's, 3/4% per annum for Base Rate Advances and 2% per annum for Eurodollar Rate Advances.

                      "ARRANGERS" has the meaning specified in the recital of parties to this Agreement.

                      "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

                      "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                      "BANK" has the meaning specified in the recital of parties to this Agreement.

                      "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                          (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, PLUS (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, PLUS (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                          (c) 1/2 of one percent per annum above the Federal Funds Rate.

                      "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.06(a)(i).

                      "BORROWING" means a borrowing consisting of simultaneous Advances of the same Type made by the Lenders.

                      "BORROWER" has the meaning specified in the recital of parties to this Agreement.

                      "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank eurodollar market.

                      "CAPITAL EXPENDITURES" means, for any period, the sum, without duplication, of (a) all expenditures during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

                      "CAPITALIZED LEASES" has the meaning specified in clause
         (e) of the definition of Debt.

                      "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower free and clear of all Liens and having a maturity of not greater than 90 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $25,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P.

                      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

                      "CITIBANK" has the meaning specified in the recital of parties to this Agreement.

                      "COMMITMENT" has the meaning specified in Section 2.01.

                      "CONFIDENTIAL INFORMATION" means information that the Borrower furnishes to any Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender from a source other than the Borrower.

                      "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                      "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or 2.09.

                      "CREDIT SUISSE" has the meaning specified in the recital of parties to this Agreement.

                      "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
         (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under leases that have been, in accordance with GAAP, recorded as capital leases ("CAPITALIZED LEASES"), and (f) all Debt referred to in clauses (a) through (e) above secured by (or for which the holder of such Debt has an existing right to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                      "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                      "DEFAULTED ADVANCE" means, with respect to any Lender at any time, the amount of any Advance required to be made by such Lender to the Borrower pursuant to Section 2.01 at or prior to such time which has not been so made as of such time; PROVIDED, HOWEVER, any Advance made by the Administrative Agent for the account of such Lender pursuant to Section 2.02(e) shall not be considered a Defaulted Advance even if, at such time, such Lender shall not have reimbursed the Administrative Agent therefor as provided in Section 2.02(e). In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section
         2.01 on the same date as the Defaulted Advance so deemed made in part.

                      "DEFAULTED AMOUNT" means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Administrative Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the Issuing Bank pursuant to Section 2.13(b) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender, (c) any other Lender pursuant to Section 2.12 to purchase any participation in Advances owing to such other Lender and (d) the Administrative Agent pursuant to Section 7.05 to reimburse the Administrative Agent for such Lender's ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be made hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                      "DEFAULTING LENDER" means, at any time, any Lender that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or
         (b) shall take or be the subject of any action or proceeding of a type described in Section 6.01(f).

                      "DISCLOSED LITIGATION" has the meaning specified in
         Section 3.01(c).

                      "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                      "EBIT" means, for any period, net income (or net loss) PLUS the sum of (a) Net Interest Expense, (b) income tax expense, (c) extraordinary or unusual losses included in net income (net of taxes to the extent not already deducted in determining such losses and net of extraordinary or unusual gains included in net income) including, without limitation, cumulative effects of accounting changes, discontinued operations, restructuring charges and non-cash charges and (d) in the case of the fiscal year ending in December 1994 only, other non-cash charges in an amount not to exceed $100,000,000, in each case determined in accordance with GAAP for such period.

                      "EBITDA" means, for any period, net income (or net loss) PLUS the sum of (a) Net Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) extraordinary or unusual losses included in net income (net of taxes to the extent not already deducted in determining such losses and net of extraordinary or unusual gains included in net income) including, without limitation, cumulative effects of accounting changes, discontinued operations, restructuring charges and non-cash charges and (f) in the case of the fiscal year ending in December 1994 only, other non-cash charges in an amount not to exceed $100,000,000, in each case determined in accordance with GAAP for such period.

                      "ELIGIBLE ASSIGNEE" means any of (i) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000;
         (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (iii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, so long as such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country that is described in this clause (iii);
         (iv) the central bank of any country that is a member of the OECD; and
         (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $250,000,000, in each case as approved by the Arrangers and the Borrower, such approval not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that an Affiliate of the Borrower shall not qualify as an Eligible Assignee under this definition.

                      "ENVIRONMENTAL ACTION" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit including, without limitation, (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                      "ENVIRONMENTAL LAW" means any federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act.

                      "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                      "ERISA AFFILIATE" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code.

                      "ERISA EVENT" with respect to any Person means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to
         Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA;
         (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                      "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                      "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                      "EURODOLLAR RATE" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London
         Time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, SUBJECT, HOWEVER, to the provisions of Section 2.08.

                      "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.06(a)(ii).

                      "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                      "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                      "EXISTING CREDIT AGREEMENT" has the meaning specified in the Preliminary Statement.

                      "EXISTING INDEBTEDNESS" means Indebtedness of the Borrower and its Subsidiaries outstanding on the date hereof.

                      "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                      "GAAP" has the meaning specified in Section 1.03.

                      "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas,
         (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

                      "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                      "INDEBTEDNESS" of any Person means, without duplication,
         (a) all Debt of such Person, (b) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (c) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends except to the extent that such Obligations are satisfied by the issuance of common equity, (d) all Obligations of such Person in respect of Hedge Agreements, (e) all Indebtedness of others referred to in clauses (a) through (d) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement
         (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (f) all Indebtedness referred to in clauses (a) through (d) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                      "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b).

                      "INFORMATION MEMORANDUM" means the information memorandum dated August 1994 used by the Arrangers in connection with the syndication of the Commitments.

                      "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in
         Section 4001(a)(18) of ERISA.

                      "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

                          (a) the Borrower may not select any Interest Period that ends after the Termination Date;

                          (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                          (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                          (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

                          (e) from the date of the initial Borrowing hereunder through and including November 30, 1994, only one month Interest Periods may be selected.

                      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                      "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in clauses (e) and (f) of the definition of "INDEBTEDNESS" in respect of such Person.

                      "INVESTMENT GRADE RATING" means the Borrower's long term senior unsecured public debt is rated at least BBB- by S&P and Baa3 by Moody's.

                      "ISSUING BANK" means Credit Suisse, as issuer of a Letter of Credit.

                      "L/C CASH COLLATERAL ACCOUNT" means a cash collateral account to be established by the Borrower with the Administrative Agent pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent.

                      "L/C RELATED DOCUMENTS" has the meaning specified in
         Section 2.13(e).

                      "LETTER OF CREDIT" has the meaning specified in Section 2.13(a).

                      "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Lender pursuant to Section 2.13(c).

                      "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.13(b).

                      "LETTER OF CREDIT FACILITY" means $100,000,000.

                      "LENDERS" means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.

                      "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor.

                      "LOAN DOCUMENTS" means this Agreement, the Notes and each Letter of Credit Agreement.

                      "LOAN PARTIES" means the Borrower, TM and Borden Receivables Corp.

                      "MARGIN STOCK" has the meaning specified in Regulation U.

                      "MATERIAL ADVERSE CHANGE" means any change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole that would materially adversely affect the ability of the Borrower to perform its Obligations under this Agreement, the other Loan Documents and the Related Documents.

                      "MATERIAL ADVERSE EFFECT" means a circumstance or condition affecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole which would materially adversely affect (a) the ability of the Borrower to perform its Obligations under this Agreement, the Notes and the Related Documents or (b) the rights and remedies of the Administrative Agent or any Lender under this Agreement and the other Loan Documents.

                      "MOODY'S" means Moody's Investor Services, Inc. or any successor by merger or consolidation to its business.

                      "MULTIEMPLOYER PLAN" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                      "MULTIPLE EMPLOYER PLAN" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under
         Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                      "NET CASH PROCEEDS" means, with respect to any sale of any asset or the sale or issuance of any Debt or capital stock, any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock by any Person, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction, (c) the amount of any Debt related to such asset that, by the terms of such transaction, is required to be repaid upon such disposition and (d) any such other usual and customary exit costs related to such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

                      "NET INTEREST EXPENSE" means, for any fiscal period of the Borrower, the aggregate of (a) interest expense on all Debt of the Borrower and its Subsidiaries, net of interest income, in accordance with GAAP and (b) minority interest expense as set forth on the Borrower's Consolidated statement of income.

                      "NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto.

                      "NOTICE OF BORROWING" has the meaning specified in
         Section 2.02(a).

                      "OBLIGATION" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

                      "OECD" means the Organization for Economic Cooperation and Development.

                      "OTHER TAXES" has the meaning specified in Section
         2.11(b).

                      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof.

                      "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue; and (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations.

                      "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                      "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

                      "PREFERRED STOCK" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

                      "RATABLE SHARE" of any amount means, with respect to any Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Commitment at such time and the denominator of which is the Working Capital Facility at such time and
         (b) such amount.

                      "RECEIVABLES BACK-STOP FACILITY AGREEMENT" means, collectively, the Parallel Purchase Commitment dated as of August 16, 1994 among Borden Receivables Corp., Citibank and the other banks party thereto and Citicorp North America, Inc., as agent, and the Asset Purchase Agreement dated as of August 16, 1994 among the purchasers party thereto and Citicorp North America, Inc., as agent.

                      "RECEIVABLES FINANCING AGREEMENTS" means (a) the Receivables Purchase Agreement dated as of August 16, 1994 among Borden Receivables Corp., Corporate Asset Funding Company, Inc., Ciesco, L.P., CXC Incorporated, Citicorp North America, Inc., as agent, and Borden, Inc., as collection agent, and (b) the Receivables Back-Stop Facility Agreement, in each case as such documents may be amended, supplemented or otherwise modified from time to time.

                      "RECEIVABLES FINANCING DOCUMENTS" means the Receivables Financing Agreements and the Receivables Purchase Agreement dated as of August 16, 1994 between the Borrower and Borden Receivables Corp., in each case as such documents may be amended, supplemented or otherwise modified from time to time.

                      "REDEEMABLE" means, with respect to any capital stock, Indebtedness or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                      "REFERENCE BANKS" means Citibank and Credit Suisse.

                      "REGISTER" has the meaning specified in Section 8.07(c).

                      "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                      "RELATED DOCUMENTS" means the TM Credit Agreement, the "Operative Documents" (as such term is defined in the TM Credit Agreement) and the Receivables Financing Documents.

                      "REQUIRED LENDERS" means at any time Lenders owed or holding at least 51% of the sum of (a) the aggregate principal amount of Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time or, if no such principal amount and no Letters of Credit are outstanding at such time, Lenders holding at least 51% of the aggregate Commitments at such time; PROVIDED, HOWEVER, if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of Advances made by such Lender and outstanding at such time, (ii) if such Lender shall be the Issuing Bank, the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time and (iii) the Commitment of such Lender at such time. For purposes of this definition, the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Commitments.

                      "S&P" means Standard & Poor's Ratings Group or any successor by merger or consolidation to its business.

                      "SINGLE EMPLOYER PLAN" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                      "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                      "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                      "TAXES" has the meaning specified in Section 2.11(a).

                      "TAX CERTIFICATE" has the meaning specified in Section 5.03(n).

                      "TERMINATION DATE" means the earlier of February 18, 1997 and the date of termination in whole of the Commitments pursuant to
         Section 2.04 or 6.01.

                      "TM" means T.M. Investors Limited Partnership, a Delaware limited partnership.

                      "TM CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of August 16, 1994 among TM, the lenders named therein and the agents named therein for such lenders, as such agreement may be amended, supplemented or otherwise modified from time to time.

                      "TMI ASSOCIATES LIMITED PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of T.M.I. Associates, L.P. dated as of December 23, 1991 among BDS One, Inc., BDS Two, Inc., and BDS Four, Inc., as general partners, and TM, as limited partner, as such agreement is amended by the amendment dated the date hereof, and as it may be further amended, supplemented or otherwise modified from time to time.

                      "TOTAL DEBT" means, without duplication, the aggregate of
         (a) Debt described in clauses (a) through (e) of the definition of Debt herein, (b) outstanding "Capital" of all "Receivable Interests" (as such terms are defined in the Receivables Financing Agreements) and (c) minority interest as set forth on the Borrower's Consolidated balance sheet.

                      "TYPE" refers to the distinction between Advances bearing interest by reference to the Base Rate and Advances bearing interest by reference to the Eurodollar Rate.

                      "UNUSED COMMITMENT" means, with respect to any Lender at any time, (a) such Lender's Commitment at such time MINUS (b) the sum, without duplication, of (i) the aggregate principal amount of Advances made by such Lender and outstanding at such time, PLUS (ii) such Lender's Ratable Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.13(c) and outstanding at such time and (C) the aggregate outstanding "Capital" of all "Receivable Interests" (as such terms are defined in the Receivables Financing Agreements) at such time.

                      "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                      "WELFARE PLAN" means a welfare plan, as defined in
         Section 3(1) of ERISA.

                      "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                      "WORKING CAPITAL ADVANCE" has the meaning specified in
         Section 2.01.

                      "WORKING CAPITAL FACILITY" means, at any time, the aggregate amount of the Commitments at such time.

                      SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                      SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES
                           AND THE LETTERS OF CREDIT

                      SECTION 2.01. THE ADVANCES. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances ("WORKING CAPITAL ADVANCES") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding (a) the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.04 (such Lender's "COMMITMENT") LESS (b) such Lender's Ratable Share of the sum of (i) the aggregate Available Amount of all Letters of Credit outstanding and Letter of Credit Advances outstanding plus (ii) the aggregate outstanding "Capital" of all "Receivable Interests" (as such terms are defined in the Receivables Financing Agreements). Each Borrowing shall be in an aggregate amount not less than $25,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.05 and reborrow under this Section 2.01.

                      SECTION 2.02. MAKING THE ADVANCES. (a) Except as otherwise provided in Section 2.02(b), each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) (i) on the third Business Day prior to the date of the proposed Borrowing in the case of Eurodollar Rate Borrowings and (ii) on the same Business Day in the case of Base Rate Borrowings, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex, telecopier or cable. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telex, telecopier or cable, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under
Section 2.06(b). Each Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower; PROVIDED, HOWEVER, that, in the case of any Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank and by any other Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Lenders for repayment of such Letter of Credit Advances.

                      (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $25,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 and (ii) the Advances made on any date may not be outstanding as part of more than six separate Borrowings.

                      (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                      (d) Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

                      (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                      SECTION 2.03. REPAYMENT. (a) WORKING CAPITAL ADVANCES. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Working Capital Advances on the Termination Date.

                      (b) LETTER OF CREDIT ADVANCES. The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Lender which has made a Letter of Credit Advance the outstanding principal amount of each Letter of Credit Advance made by each of them on demand.

                      SECTION 2.04. REDUCTION OF THE COMMITMENTS. (a) OPTIONAL. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Commitments; PROVIDED, HOWEVER, that each partial reduction of the Commitments (i) shall be in an aggregate amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Lenders in accordance with their Commitments.

                      (b) MANDATORY. The Commitments shall be permanently reduced on the date of receipt of the Net Cash Proceeds from (i) the sale of any assets of the Borrower or any of its Subsidiaries incorporated within the United States and, to the extent the aggregate Net Cash Proceeds of sales of assets permitted by Section 5.02(e)(x) exceeds $100,000,000 during the term of this Agreement, such sales of assets, (ii) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Debt and (iii) the sale or issuance by the Borrower or any of its Subsidiaries of any capital stock, any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock, by an amount equal to the amount of such Net Cash Proceeds; PROVIDED, HOWEVER, that no such reduction shall be required (x) from sales of assets permitted by clauses (i), (iii), (iv), (vi) and (vii) of Section 5.02(e) or (y) if, on such date, the Borrower has an Investment Grade Rating and an amount equal to such Net Cash Proceeds is applied to the redemption of the limited partnership interest under the TMI Associates Limited Partnership Agreement pursuant to Section 10.08 thereof.
To the extent that any reduction of the Commitments pursuant to this Section 2.04(b) results in an aggregate of Commitments equal to $100,000,000 or less, the Letter of Credit Facility shall be reduced by an amount equal to such reduction of the Commitments.

                      SECTION 2.05. PREPAYMENTS. (a) OPTIONAL. The Borrower may, upon at least three Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; PROVIDED, HOWEVER, that each partial prepayment shall be in an aggregate principal amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof.

                      (b) MANDATORY. (i) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount by which the (x) sum of (A) aggregate principal amount of the Advances then outstanding, (B) the Available Amount of all Letters of Credit then outstanding and (C) the aggregate outstanding "Capital" of all "Receivable Interests" (as such terms are defined in the Receivables Financing Agreements) exceeds (y) the aggregate amount of the Commitments.

                      (ii) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit into the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                      (iii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                      SECTION 2.06. INTEREST. (a) ORDINARY INTEREST. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                      (i) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus
         (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the first day of each January, April, July, and October, during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                      (ii) EURODOLLAR RATE ADVANCES. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on each day during such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period.

                      (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) the amount of any interest, fee or other amount payable hereunder which is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

                      SECTION 2.07. FEES. (a) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee on each Lender's average daily Unused Commitment from the date hereof in the case of each Bank and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at the rate of 1/2 of 1% per annum, payable in arrears quarterly on the first Business Day of each January, April, July and October, commencing October 3, 1994, and on the Termination Date; PROVIDED, HOWEVER, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and PROVIDED, FURTHER, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                      (b)         ADMINISTRATIVE AGENT'S AND ARRANGERS' FEES.
The Borrower shall pay to the Administrative Agent and the Arrangers for their own respective account such fees as may from time to time be agreed between the Borrower and the Administrative Agent and the Arrangers.

                      SECTION 2.08. CONVERSION OF ADVANCES. (a) OPTIONAL. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of
Section 2.09, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; PROVIDED, HOWEVER, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar

Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                      (b) MANDATORY. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $25,000,000, such Advances shall automatically Convert into Base Rate Advances.

                      (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                      SECTION 2.09. INCREASED COSTS, ETC. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; PROVIDED, HOWEVER, that, before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost accompanied by a statement setting forth in reasonable detail the basis for, and amount of, such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                      (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender as a result of or based upon the existence of such Lender's commitment to lend hereunder and other commitments of such type or the issuance or maintenance of Letters of Credit (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts accompanied by a statement setting forth in reasonable detail the basis for, and amount of, such increased cost submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                      (c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                      (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; PROVIDED, HOWEVER, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                      (e) Upon the occurrence and during the continuance of any Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                      SECTION 2.10. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                      (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

                      (c) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                      (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                      (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                      SECTION 2.11. TAXES. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Agent, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Lender or the Administrative Agent by the state or foreign jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, franchise taxes and net income taxes that are imposed on such Lender by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                      (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

                      (c) The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.11, paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                      (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                      (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Administrative Agent and the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement or the Notes or certifying that the income receivable pursuant to this Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; PROVIDED, HOWEVER, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                      (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection (e) (OTHER THAN if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                      (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.11 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                      SECTION 2.12. SHARING OF PAYMENTS, ETC. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to
(ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such other Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                      SECTION 2.13. LETTERS OF CREDIT. (a) THE LETTER OF CREDIT FACILITY. The Borrower may request the Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and Issuing Bank may, if in its sole discretion it elects to do so, issue letters of credit (the "LETTERS OF CREDIT") for the account of the Borrower from time to time on any Business Day during the period from the date of the initial Borrowing until 60 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Letter of Credit Facility and (ii) in an Available Amount for each such Letter of Credit not to exceed the Unused Commitments on such Business Day. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and one year after the date of issuance thereof, but may by its terms be renewable annually with the consent of the Issuing Bank. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, so long as the Issuing Bank, in its sole discretion, elects to issue Letters of Credit, the Borrower may request the issuance of Letters of Credit under this Section 2.13(a), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.13(c) and request the issuance of additional Letters of Credit under this Section 2.13(a).

                      (b) REQUEST FOR ISSUANCE. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Lender prompt notice thereof by telex, telecopier or cable. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telex, telecopier or cable, confirmed immediately in writing, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit (a "LETTER OF CREDIT AGREEMENT") as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit. If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion, (y) in its sole discretion, it elects to issue the requested Letter of Credit and (z) it has not received notice of objection to such issuance from the Required Lenders, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

         (ii) The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (C) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

                      (c) DRAWING AND REIMBURSEMENT. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by Issuing Bank, with a copy of such demand to the Administrative Agent, each other Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such other Lender, such other Lender's Ratable Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Ratable Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Working Capital

Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day. No Lender shall be obligated to purchase its Ratable Share of Letter of Credit Advances under this Section 2.13(c) to the extent that such Advances result from the Issuing Bank's willful misconduct or gross negligence.

                      (d) OBLIGATIONS ABSOLUTE. The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                      (i) any lack of validity or enforceability of this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                      (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                      (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                      (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                      (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                      (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                      (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

                      (e) COMPENSATION. (i) The Borrower shall pay to the Administrative Agent for the account of each Lender a commission on such Lender's Ratable Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at the rate of (A) 1-1/2% per annum, so long as the Borrower's long term senior unsecured public debt is rated BB or better by S&P or Ba2 or better by Moody's and not lower than BB- by S&P or Ba3 by Moody's or (B) 2% per annum, so long as the Borrower's long term senior unsecured public debt is rated (1) lower than BB by S&P and lower than Ba2 by Moody's or (2) lower than BB- by S&P or lower than Ba3 by Moody's, in each case payable in arrears quarterly on the first Business Day of each January, April, July and October, commencing October 3, 1994, and on the Termination Date.

                      (ii) The Borrower shall pay to the Issuing Bank, for its own account, such commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

                      SECTION 2.14. USE OF PROCEEDS. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to pay transaction fees and expenses, refinance certain Existing Indebtedness and for general corporate purposes of the Borrower and its Subsidiaries.

                      SECTION 2.15. DEFAULTING LENDERS. (a) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the Obligation of such Defaulting Lender to make such Defaulted Advance. In the event that the Borrower shall so set off and otherwise apply the Obligation of the Borrower to make any such payment against the Obligation of such Defaulting Lender to make any such Defaulted Advance on any date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on such date. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower reduces the amount of the Obligation of the Borrower to make any payment otherwise required to be made by it hereunder or under any other Loan Document as a result of the exercise by the Borrower of its right set forth in this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

                      (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lenders and
(iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lenders, in the following order of priority:

                    (i) FIRST, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

                      (ii) SECOND, to any other Lenders for any Defaulted Amounts then owing to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

                      (c) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Citibank, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c).
The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank's standard terms applicable to escrow accounts maintained with it.
Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                      (i) FIRST, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

                      (ii) SECOND, to any other Lenders for any amount then due and payable by such Defaulting Lender to such other Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other Lenders; and

                      (iii) THIRD, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to the Commitment of such Defaulting Lender.

In the event that such Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Defaulting Lender shall be distributed by the Administrative Agent to such Defaulting Lender and applied by such Defaulting Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

                      (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies which the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and which the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.


                                  ARTICLE III

                             CONDITIONS OF LENDING

                      SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL BORROWING. The obligation of each Lender to make an Advance on the occasion of the initial Borrowing under the Existing Credit Agreement was subject to the following conditions precedent:

                      (a) The Lenders shall be satisfied with the corporate and legal structure and capitalization of the Borrower, including the terms and conditions of its charter, bylaws, each class of capital stock and each agreement or instrument relating to such structure or capitalization.

                      (b) There shall have occurred no Material Adverse Change since December 31, 1993, except as disclosed by the Borrower to the Lenders in writing prior to August 30, 1994.

                      (c) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.01 (the "DISCLOSED LITIGATION") or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any Related Document or the consummation of the transactions contemplated hereby and thereby, and there shall have been no change in the status of, or financial effect on, the Borrower and its Subsidiaries taken as a whole of the Disclosed Litigation from that described on Schedule 3.01 that would materially adversely affect the ability of the Borrower to perform its Obligations under this Agreement, the Notes or any Related Document.

                      (d) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent, the Arrangers and the Lenders (including the reasonable fees and expenses of counsel to the Administrative Agent) unless otherwise agreed to by the Administrative Agent.

                      (e) The Administrative Agent shall have received on or before the date of the initial Borrowing, but not later than September 30, 1994, the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

                          (i)     The Notes to the order of the Lenders.

                          (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, the Notes and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and each Related Document to which it is a party.

                          (iii) A copy of the charter of the Borrower and each amendment thereto, certified (as of a date reasonably near the date of the initial Borrowing) by the Secretary of State of the State of New Jersey as being a true and correct copy thereof.

                          (iv) A copy of a certificate of the Secretary of State of the State of New Jersey, dated reasonably near the date of the initial Borrowing, listing the charter of the Borrower and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to the Borrower's charter on file in his office and (B) the Borrower is duly incorporated and in good standing under the laws of the State of New Jersey.

                          (v) A certificate of the Borrower, signed on behalf of the Borrower by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the initial Borrowing (the statements made in which certificate shall be true on and as of the date of the initial Borrowing), certifying as to (A) the absence of any amendments to the charter of the Borrower since the date of the Secretary of State's certificate referred to in Section 3.01(e)(iv), (B) a true and correct copy of the bylaws of the Borrower, as in effect on the date of the initial Borrowing and (C) the due incorporation and good standing of the Borrower as a corporation organized under the laws of the State of New Jersey, and the absence of any proceeding for the dissolution or liquidation of the Borrower.

                          (vi) A certificate of the Borrower, signed on behalf of the Borrower by its President or a Vice President, dated the date of the initial Borrowing (the statements made in which certificate shall be true on and as of the date of the initial Borrowing), certifying as to (A) the truth of the representations and warranties contained in this Agreement and each Related Document to which it is a party as though made on and as of the date of the initial Borrowing, (B) the absence of any event occurring and continuing, or resulting from the initial Borrowing, that constitutes a Default and (C) the payment of all franchise taxes owed by the Borrower to the State of New Jersey as of the date of such certificate.

                          (vii)   A certificate of the Secretary or an
                      Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Notes, and each Related Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                          (viii) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lenders, together with a certificate by an officer of the Borrower certifying that all such agreements are fully executed, shall be in full force and effect not later than September 2, 1994 and have not been terminated.

                          (ix)    Such financial, business and other
                      information regarding the Borrower and its Subsidiaries as the Lenders shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA and Welfare Plans, collective bargaining agreements and other arrangements with employees, annual financial statements dated December 31, 1993, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lenders' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the initial Borrowing), pro forma financial statements as to the Borrower and projections prepared by management of the Borrower, in form and substance satisfactory to the Lenders, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the day of the initial Borrowing and on an annual basis for each year thereafter until the Termination Date.

                          (x) Letters and certificates, in form and substance satisfactory to the Lenders, attesting to the Solvency of the Borrower after giving effect to the transactions contemplated hereby, from its chief financial officer and Houlihan, Lokey, Howard & Zukin, Inc.

                          (xi) Environmental information, in form and substance reasonably satisfactory to the Lenders, as to any costs or liabilities under Environmental Laws to which the Borrower may be subject, the amount and nature of which and the Borrower's plans with respect to which shall be reasonably acceptable to the Lenders, together with evidence, in form and substance reasonably satisfactory to the Lenders, that all applicable Environmental Laws necessary to avoid a Material Adverse Effect shall have been complied with. To the extent either the report or any other information that may become available to the Lenders shall disclose any costs or liabilities under Environmental Laws that the Lenders deem material, the Lenders shall be satisfied that such costs or liabilities were adequately reflected in the Borrower's financial reserves shown on the financial statements included in the Information Memorandum or that, to the extent not so reflected, the Borrower has made adequate provision for such costs or liabilities.

                          (xii) A favorable opinion of Sidley & Austin, special New York counsel to the Borrower, and a favorable opinion of Allan L. Miller, Senior Vice President, Chief Administrative Officer and General Counsel of the Borrower, in substantially the forms of Exhibits D-1 and D-2 hereto, respectively, and as to such other matters as any Lender through the Administrative Agent may reasonably request.

                          (xiii) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

                      SECTION 3.02. CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE. The obligation of each Lender to make an Advance (other than a Letter of Credit Advance) on the occasion of each Borrowing, and the right of the Borrower to request the issuance of Letters of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance
(a) the following statements shall be true (and each of the giving of the Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such statements are true):

                      (i) the representations and warranties contained in Section 4.01 (except the representations set forth in the last sentence of subsection (f) thereof and in subsection (i) thereof (other than clause (ii) thereof)) are correct in all material respects on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date; and

                      (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender or the Issuing Bank through the Administrative Agent may reasonably request.

                      SECTION 3.03. CONDITIONS PRECEDENT TO CERTAIN BORROWINGS AND ISSUANCES. The obligation of each Lender to make an Advance (other than a Letter of Credit Advance) on the occasion of any Borrowing, and the right of the Borrower to request the issuance of Letters of Credit, that would in either case cause the aggregate amount of Advances outstanding and the Available Amount of Letters of Credit outstanding or to be outstanding at the close of business on such date to exceed the aggregate amount of all Advances outstanding (including any Advances to be paid on the date of such Borrowing) and the Available Amount of Letters of Credit outstanding immediately prior to the making of such Advance or such issuance shall be subject to the further condition precedent that on the date of such Borrowing or issuance the representations and warranties contained in Section 4.01 hereof shall be true and correct in all material respects on and as of the date of such Borrowing or issuance as though made on and as of such date (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or such Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such representations and warranties are true and correct).

                      SECTION 3.04. DETERMINATIONS UNDER SECTION 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and such

Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

                      (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                      (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of the Borrower, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. Each such Subsidiary (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                      (c) The execution, delivery and performance by the Borrower of this Agreement, the Notes and each Related Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,

         (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower and its Subsidiaries. None of the Borrower or its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably likely to have a Material Adverse Effect.

                      (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Borrower of this Agreement, the Notes or any Related Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby, or (ii) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, except for the authorizations, approvals, actions, notices and filings listed on
         Schedule 4.01(d), and other than parties to the Related Documents, all of which have been duly obtained, taken, given or made and are in full force and effect.

                      (e) This Agreement has been, and each of the Notes, and each Related Document to which the Borrower is a party when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes and each Related Document to which the Borrower is a party when delivered hereunder will be, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                      (f) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1993, and the related Consolidated statement of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Price Waterhouse, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 1994, and the related Consolidated statement of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at March 31, 1994, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31,

         1993, there has been no Material Adverse Change other than as disclosed to the Lenders in writing prior to August 30, 1994.

                      (g) The Consolidated projected balance sheets and Consolidated and consolidating income statements and cash flows statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 3.01(e)(ix) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such projections, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

                      (h) Neither the Information Memorandum nor any other information, exhibit or report furnished by the Borrower to the Administrative Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                      (i) There is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries, including any Environmental Action, pending or, to the best of its knowledge, threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note or any Related Document or the consummation of the transactions contemplated hereby, and there has been no Material Adverse Change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01.

                      (j) No proceeds of any Advance will be used to acquire any equity security of a class that is registered pursuant to
         Section 12 of the Securities Exchange Act of 1934.

                      (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                      (l) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(f) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any

         Affiliate of any Lender relating to Indebtedness and within the scope of Section 6.01(e) will be Margin Stock.

                      (m) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of the Borrower or any of its ERISA Affiliates that has resulted in or is reasonably likely to result in a Material Adverse Effect.

                      (n) As of January 1, 1994, no unfunded current liability in excess of $55,000,000 existed for any Plan of the Borrower or any of its ERISA Affiliates.

                      (o) Neither the Borrower nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability exceeding $10,000,000 to any Multiemployer Plan.

                      (p) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                      (q) The aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under Welfare Plans for which the Borrower and its Subsidiaries are liable does not exceed $30,000,000.

                      (r) Neither the business nor the properties of the Borrower or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

                      (s) The operations and properties of the Borrower and each of its Subsidiaries comply in all material respects with all Environmental Laws, the Borrower and its Subsidiaries are in compliance in all material respects with all Environmental Permits now in effect, and no circumstances exist that would be reasonably likely to (i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any property material to the operations of the business of the Borrower and its Subsidiaries, taken as a whole, to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                      (t) None of the properties of the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list of sites requiring investigation or cleanup.

                      (u) Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list, Hazardous Materials have not been generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any property of the Borrower or any of its Subsidiaries or, to the best of its knowledge, any adjoining property, except for limited quantities required in connection with the normal operation and maintenance of such properties and used or stored at such properties in compliance with all Environmental Laws and Environmental Permits or as would not be reasonably likely to have a Material Adverse Effect, and, to the best of its knowledge, all other wastes generated at any such properties have been disposed of in compliance with all Environmental Laws and Environmental Permits or as would not be reasonably likely to have a Material Adverse Effect.

                      (v) Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect.

                      (w) The Borrower and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except where the failure to so file or pay would not be reasonably likely to have a Material Adverse Effect.

                      (x) Neither the Borrower nor any of its Subsidiaries is an "investment company," a company "controlled" by, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                      (y) The Borrower is, individually and together with its Subsidiaries, Solvent.

                      (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all Existing Indebtedness outstanding in an amount of $10,000,000 or more, showing as of the date hereof the principal amount outstanding thereunder.

                      (aa) The Receivables Financing Agreements are in full force and effect and Borden Receivables Corp. has maintained the availability of the "Purchase Limit" and the "Total Commitments" to the fullest extent reasonably expected to be accessible by Borden Receivables Corp. based upon the "Outstanding Balance" of "Eligible Receivables" in the "Receivables Pool" (as such terms are defined in the Receivables Financing Agreements).


                                   ARTICLE V

                           COVENANTS OF THE BORROWER

                      SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

                      (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

                      (b) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                      (c) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except where the failure to do so would not be reasonably likely to have a Material Adverse Effect,

         (i) comply, and cause each of its Subsidiaries and all lessees and other Persons occupying its properties to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and properties; (ii) obtain and renew all Environmental Permits necessary for its or its Subsidiaries' operations and properties; and (iii) conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                      (d) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts, with such retentions and deductibles, and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

                      (e)         PRESERVATION OF CORPORATE EXISTENCE, ETC.
         Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d); and PROVIDED FURTHER that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

                      (f) VISITATION RIGHTS. At any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or, if reasonably requested by the Administrative Agent or any Lender through the officers of the Borrower or such Subsidiary, their directors and with their independent certified public accountants.

                      (g) PREPARATION OF ENVIRONMENTAL REPORTS. At the request of the Required Lenders from time to time, use its best efforts to provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its and its Subsidiaries' properties which contain environmental conditions that may reasonably be expected to result in a Material Adverse Effect, prepared by an environmental consulting firm acceptable to the Administrative Agent and the Borrower, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above and the same is reasonably likely to result in a Material Adverse Effect, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary of the Borrower which owns any property described in such request to grant at the time of such request, to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

                      (h) KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles on a Consolidated basis in effect from time to time.

                      (i) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                      (j) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, other than transactions between and among the Borrower and its wholly-owned Subsidiaries.

                      (k) MAXIMIZE RECEIVABLES FINANCINGS. Sell "Receivables" (as such term is defined in the Receivables Financing Agreements) (other than any such "Receivables" to be sold to a Person that is not an Affiliate under a transaction permitted by Section 5.02(e)) to enable Borden Receivables Corp. to sell and cause Borden Receivables Corp. to sell, "Receivable Interests" (as such term is defined in the Receivables Financing Agreements) under the Receivables Financing Agreements to the maximum extent permitted thereunder prior to requesting any Advances pursuant to Article II hereof at any time that (i) the aggregate outstanding Advances and Available Amount of Letters of Credit outstanding exceeds $620,000,000, PROVIDED that the Borrower need not comply with this
         Section 5.01(k)(i) to the extent that the sale of "Receivable Interests" required hereby would result in an increase of the aggregate outstanding "Capital" (as such term is defined in the Receivables Financing Agreements) of less than $10,000,000 or (ii) the Borrower does not have an Investment Grade Rating.


                      SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will not, at any time, without the written consent of the Required Lenders:

                      (a) LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, EXCLUDING, HOWEVER, from the operation of the foregoing restrictions the following:

                          (i)     Liens created by the Loan Documents;

                          (ii)    Permitted Liens;

                          (iii)   the Liens described on Schedule 5.02(a);

                          (iv) Liens securing Indebtedness owed to the Borrower or any of its wholly-owned Subsidiaries;

                          (v) Liens, if any, arising under, financing statements filed in connection with, and assignments of accounts pursuant to the Receivables Financing Documents;

                          (vi) Liens upon real or personal property owned by its Subsidiaries incorporated outside of the United States to secure Indebtedness of such Subsidiaries in an aggregate amount of

                      $325,000,000 at any time outstanding; PROVIDED that such amount shall be reduced on the date of receipt of the Net Cash Proceeds from the sale of any assets owned by such Subsidiaries, other than sales of assets permitted by clauses (i) and (iv) of Section 5.02(e), by an amount equal to such Net Cash Proceeds;

                          (vii) Liens arising in connection with Capitalized Leases in an aggregate principal amount not to exceed $30,000,000 at any time outstanding;

                          (viii) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $25,000,000; and

                          (ix) the replacement, extension or renewal of any Lien permitted by clauses (iii) through (viii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby.

                      (b) INDEBTEDNESS. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness other than:

                          (i)     in the case of the Borrower,

                                  (A)      Indebtedness under the Loan
                          Documents,

                                  (B)      unsecured Indebtedness with no
                          principal or sinking fund payment due prior to February 28, 1998, the Net Cash Proceeds of which are applied as provided in Section 2.04(b),

                                  (C)      unsecured Indebtedness incurred in
                          the ordinary course of business for borrowed money, maturing within one year from the date incurred, evidenced by commercial paper and aggregating at any time not more than an amount equal to the aggregate of the Unused Commitments, and

                                  (D) Guaranties of Indebtedness permitted by clause (iv) below;

                          (ii) in the case of any of its Subsidiaries, Indebtedness owed to the Borrower or to a wholly-owned Subsidiary of the Borrower;

                          (iii) in the case of the Borrower and any of its Subsidiaries,

                                  (A)      Indebtedness secured by Liens
                          permitted by Section 5.02(a)(vi) or (vii) not to exceed in the aggregate the amount set forth in such Section,

                                  (B)      the Existing Indebtedness, and any
                          Indebtedness extending the maturity of, or refunding or refinancing, in whole or in part, any Existing Indebtedness, provided that the terms of any such extending, refunding or refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents and further provided that the principal amount of such Existing Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

                                  (C)      indorsement of negotiable
                          instruments for deposit or collection or similar transactions in the ordinary course of business,

                                  (D)      Indebtedness in respect of Hedge
                          Agreements in an aggregate notional amount not to exceed $2,500,000,000 at any time outstanding,

                                  (E)      Indebtedness in respect of
                          acceptance, letter of credit, warehouse receipt or similar facilities not to exceed $225,000,000 at any time outstanding; and

                                  (F)      Indebtedness, if any, arising under
                          the Receivables Financing Documents; and

                          (iv) in the case of any of its Subsidiaries incorporated outside of the United States, $325,000,000; PROVIDED that such amount shall be reduced on the date of receipt of the Net Cash Proceeds from the sale of any assets owned by such Subsidiaries, other than sales of assets permitted by clauses (i) and (iv) of Section 5.02(e), by an amount equal to such Net Cash Proceeds but not to an amount less than $150,000,000.

                      (c) LEASE OBLIGATIONS. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease

         (excluding Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $70,000,000 payable in any period of 12 consecutive months.

                      (d) MERGERS, ETC. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower provided that, in the case of any such consolidation, the Person formed by such consolidation shall be a Subsidiary of the Borrower, (ii) any of the Borrower's Subsidiaries may merge into the Borrower if the Borrower is the surviving corporation and (iii) the Borrower may merge into a wholly-owned Subsidiary of the Borrower that
         (A) is incorporated under the laws of any of the States of Delaware, New York or Ohio, (B) has no material assets or liabilities and (C) has a certificate of incorporation reasonably acceptable to the Administrative Agent, for the sole purpose of changing the state of incorporation of the Borrower if the surviving corporation shall expressly assume the liabilities of the Borrower under the Loan Documents; PROVIDED, HOWEVER, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

                      (e) SALES, ETC. OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than inventory to be sold in the ordinary course of its business, except (i) sales of inventory in the ordinary course of its business, (ii) in a transaction authorized by subsection (d) of this Section, (iii) sales of accounts receivable and "Related Security" (as such term is defined in the Receivables Financing Documents) pursuant to the Receivables Financing Documents, (iv) sales of accounts receivable by its Subsidiaries incorporated outside of the United States, (v) sales of the assets listed on Schedule 5.02(e), (vi) sales of assets for cash and for fair value in an aggregate amount not to exceed $5,000,000 in any year, (vii) sales of assets for proceeds other than cash and for fair value in an aggregate amount not to exceed $20,000,000 during the term of this Agreement, (viii) the sale of any asset by the Borrower or any of its Subsidiaries (other than a bulk sale of inventory and a sale of receivables other than delinquent accounts for collection purposes only) so long as (A) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale and (B) the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash or other consideration to the extent permitted by clause (vii) above, (ix) so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction which would be permitted under the provisions of clause (viii) above and (x) sales of the assets owned by its

         Subsidiaries incorporated outside of the United States provided that the Net Cash Proceeds of such sales shall be used to permanently reduce, without duplication, the Indebtedness of, and commitments to lend to, such Subsidiaries.

                      (f) INVESTMENTS IN OTHER PERSONS. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than

                           (i)     Investments by the Borrower and its
                      Subsidiaries in Subsidiaries of the Borrower;

                          (ii)    Investments by the Borrower and its
                      Subsidiaries in Affiliates of the Borrower in an aggregate principal amount not to exceed at any time outstanding the sum of (A) $100,000,000 and (B) retained earnings of such Affiliates that are allocable to the Borrower or such Subsidiary;

                          (iii) loans and advances to customers and suppliers in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $30,000,000 at any time outstanding;

                          (iv)    Investments by the Borrower and its
                      Subsidiaries in Cash Equivalents in an aggregate principal amount not to exceed $300,000,000 at any time outstanding; PROVIDED that the aggregate principal amount of such Investments shall not exceed $170,000,000 for any period of more than 30 consecutive days;

                          (v) Investments in new operations, properties or franchises through the purchase or other acquisition of assets of any Person or stock of new Subsidiaries where the Borrower or the Subsidiary of the Borrower making such purchase or acquisition determines in its prudent business judgment that such purchase or acquisition would be beneficial in lieu of making Capital Expenditures; and

                          (vi) other Investments in an aggregate amount invested not to exceed $25,000,000.

                      (g) DIVIDENDS, ETC. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Default shall have occurred and be continuing, the Borrower may (i) declare and deliver dividends and distributions payable only in common stock of the Borrower, (ii) do and permit its Subsidiaries to do so if the aggregate annual amount of such dividends and distributions does not exceed $45,000,000 and (iii) do so with respect to issuances of Preferred Stock if the aggregate annual amount thereof does not exceed 10% of the amount of the Net Cash Proceeds of such Preferred Stock issuance applied to reduce the Commitments pursuant to Section 2.04(b).

                      (h) CHANGE IN NATURE OF BUSINESS. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof, other than in connection with dispositions of assets approved by the Board of Directors of the Borrower.

                      (i) CHARTER AMENDMENTS. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or amend, or permit any of its Subsidiaries to amend, its by-laws other than in the ordinary course of business.

                      (j) ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any significant change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

                      (k) PREPAYMENTS, ETC. OF INDEBTEDNESS. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, other than (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) regularly scheduled or required repayments or redemptions of Existing Indebtedness and (iii) Debt for which the Borrower has established at the date hereof an irrevocable in-substance defeasance trust in an amount not to exceed $5,000,000 in the aggregate, or amend, modify or change in any manner any term or condition of any Existing Indebtedness or subordinated Indebtedness, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Indebtedness payable to the Borrower.

                      (l) PARTNERSHIPS. Become a general partner in any general or limited partnership not comprised solely of any of the Borrower and its wholly-owned Subsidiaries, or permit any of its Subsidiaries to do so.

                      SECTION 5.03. REPORTING REQUIREMENTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing, furnish to the Lenders:

                      (a) DEFAULT NOTICE. As soon as possible and in any event within three Business Days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

                      (b) QUARTERLY FINANCIALS. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04.

                      (c) ANNUAL FINANCIALS. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders of Price Waterhouse or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof,
         (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such fiscal year, compliance with the covenants contained in
         Section 5.04 and (iii) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

                      (d) ANNUAL PROJECTIONS. As soon as available and in any event no later than 15 days before the end of each fiscal year of the Borrower, projections prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the fiscal year following such fiscal year then ended and on an annual basis for each fiscal year thereafter until the Termination Date.

                      (e) ERISA EVENTS. Promptly and in any event within 10 days after any Loan Party or any of its ERISA Affiliates knows or has reason to know that any ERISA Event with respect to any Loan Party or any of its ERISA Affiliates has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto.

                      (f) PLAN TERMINATIONS. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan of the Borrower or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan.

                      (g) PLAN ANNUAL REPORTS. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of the Borrower or any of its ERISA Affiliates having assets or liabilities in excess of $100,000,000.

                      (h) MULTIEMPLOYER PLAN NOTICES. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan or (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan, where, in either case, the amount of liability incurred, or that may be incurred, by the Borrower or any of its ERISA Affiliates may be in excess of $10,000,000.

                      (i) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(i), and promptly after the occurrence thereof, notice of any change in the status of the Disclosed Litigation which the Borrower reasonably believes is reasonably likely to have a Material Adverse Effect.

                      (j) SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Borrower or any of its Subsidiaries sends to the Borrower's stockholders, and copies of all regular, periodic and special reports, and all registration statements, that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                      (k) CREDITOR REPORTS. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of the Borrower or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.03.

                      (l) AGREEMENT NOTICES. Promptly upon receipt thereof, copies of all notices, requests and other documents received by the Borrower or any of its Subsidiaries under or pursuant to any Related Document and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents as the Administrative Agent may reasonably request.

                      (m) REVENUE ADMINISTRATIVE AGENT REPORTS. Within 10 days after receipt, copies of all Revenue Administrative Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $10,000,000 or more.

                      (n) TAX CERTIFICATES. Promptly, and in any event within five Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "TAX CERTIFICATE"), signed by the President or the chief financial officer of the Borrower, stating that the Borrower has paid to the Internal Revenue Service or other taxing authority the full amount that such affiliated group is required to pay in respect of Federal income tax for such year and that the Borrower and its Subsidiaries have received any amounts payable to them, and have not paid amounts in respect of taxes (Federal, state, local or foreign) in excess of the amount they are required to pay, in respect of such taxable year.

                      (o) ENVIRONMENTAL CONDITIONS. Promptly after the occurrence thereof, notice of any condition or occurrence on any property of the Borrower or any of its Subsidiaries that would be reasonably likely to form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or such property and that could have a Material Adverse Effect.

                      (p) OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries as any Lender may from time to time reasonably request.

                      SECTION 5.04. FINANCIAL COVENANTS. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders otherwise consent in writing:

                      (a) EBITDA/NET INTEREST EXPENSE. Maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense of not less than the amount set forth below for each period of four consecutive fiscal quarters ended at the dates set forth below:

    +-------------------+------------------------------------+-------------+
    |                   |    QUARTER ENDING                  |  RATIO      |
    +-------------------+------------------------------------+-------------+
    |                   |    December 31, 1994               |  2.25:1.00  |
    +-------------------+------------------------------------+-------------+
    |                   |    March 31, 1995                  |  2.25:1.00  |
    +-------------------+------------------------------------+-------------+
    |                   |    June 30, 1995                   |  2.25:1.00  |
    +-------------------+------------------------------------+-------------+
    |                   |    September 30, 1995              |  2.35:1.00  |
    +-------------------+------------------------------------+-------------+
    |                   |    December 31, 1995               |  2.35:1.00  |
    +-------------------+------------------------------------+-------------+
    |                   |    March 31, 1996                  |  2.35:1.00  |
    +-------------------+------------------------------------+-------------+
    |                   |    June 30, 1996                   |  2.35:1.00  |
    +-------------------+------------------------------------+-------------+
    |                   |    September 30, 1996              |  2.50:1.00  |
    +-------------------+------------------------------------+-------------+
    |                   |    December 31, 1996               |  2.50:1.00  |
    +-------------------+------------------------------------+-------------+


                      (b) TOTAL DEBT/EBITDA RATIO. Maintain a ratio of Consolidated Total Debt to Consolidated EBITDA of not more than the amount set forth below for each period of four consecutive fiscal quarters ended at the dates set forth below:

      +-------------------+-----------------------------------+-----------+
      |                   |  QUARTER ENDING                   | RATIO     |
      +-------------------+-----------------------------------+-----------+
      |                   |  December 31, 1994                | 5.85:1.00 |
      +-------------------+-----------------------------------+-----------+
      |                   |  March 31, 1995                   | 5.85:1.00 |
      +-------------------+-----------------------------------+-----------+
      |                   |  June 30, 1995                    | 5.85:1.00 |
      +-------------------+-----------------------------------+-----------+
      |                   |  September 30, 1995               | 5.00:1.00 |
      +-------------------+-----------------------------------+-----------+
      |                   |  December 31, 1995                | 5.00:1.00 |
      +-------------------+-----------------------------------+-----------+
      |                   |  March 31, 1996                   | 5.00:1.00 |
      +-------------------+-----------------------------------+-----------+
      |                   |  June 30, 1996                    | 5.00:1.00 |
      +-------------------+-----------------------------------+-----------+
      |                   |  September 30, 1996               | 4.25:1.00 |
      +-------------------+-----------------------------------+-----------+
      |                   |  December 31, 1996                | 4.25:1.00 |
      +-------------------+-----------------------------------+-----------+


                      (c) EBIT/NET INTEREST EXPENSE AND DIVIDENDS RATIO. Maintain a ratio of Consolidated EBIT to the sum of (i) Consolidated Net Interest Expense and (ii) cash dividends paid by the Borrower for each period of four consecutive fiscal quarters of not less than 1.25:1.00, commencing with the fiscal quarter ended December 31, 1994.

                      (d) CAPITAL EXPENDITURES. Not make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year ended on the dates set forth below to exceed the amount set forth below for such fiscal year:

      +-------------------+-------------------------------+---------------+
      |                   | YEAR ENDED                    |  AMOUNT       |
      +-------------------+-------------------------------+---------------+
      |                   | December 31, 1994             | $175,000,000  |
      +-------------------+-------------------------------+---------------+
      |                   | December 31, 1995             |  225,000,000  |
      +-------------------+-------------------------------+---------------+
      |                   | December 31, 1996             |  225,000,000  |
      +-------------------+-------------------------------+---------------+

         PROVIDED that, for purposes of this Section 5.04(d), Investments made during any period in reliance on Section 5.02(f)(v) shall be deemed to be a Capital Expenditure made during such period by the Borrower and its Subsidiaries on a Consolidated basis in an amount equal to the aggregate amount of such Investment (including, without limitation, the aggregate principal amount of Indebtedness incurred or assumed in connection therewith).

                                   ARTICLE VI

                               EVENTS OF DEFAULT

         SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                      (a) the Borrower shall fail to pay any principal of, or interest on, any Advance, or the Borrower shall fail to make any other payment under any Loan Document, in each case when the same becomes due and payable; or

                      (b) any representation or warranty made by the Borrower (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                      (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.02, 5.03 or 5.04; or

                      (d) the Borrower shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

                      (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Indebtedness that is outstanding in a principal or notional amount of at least $10,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or





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                                       62


                      (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                      (g) any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                      (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                      (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so state in writing; or

                      (j) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the





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                                       63


         Borrower shall cease for any reason (other than solely as a result of (A) death or disability or (B) voluntary retirement of any individual in the ordinary course and not for reasons related to an actual or proposed change in control of the Borrower) to constitute a majority of the board of directors of the Borrower; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower or control over Voting Stock of the Borrower (or other securities convertible into such securities) representing 20% or more of the combined voting power of all Voting Stock of the Borrower; or

                      (k) any ERISA Event shall have occurred with respect to a Plan of the Borrower or any of its ERISA Affiliates and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Borrower and its ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and its ERISA Affiliates related to such ERISA Event) exceeds $10,000,000; or

                      (l) the Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000; or

                      (m) the Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $10,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and





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                                       64


all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                      SECTION 6.02. ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.


                                  ARTICLE VII

                                   THE AGENTS

                      SECTION 7.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting)





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                                       65


upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                      SECTION 7.02. RELIANCE, ETC. (a) None of the Administrative Agent or any Arranger or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents;
(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                      (b) The Arrangers, as such, shall have no duties or obligations whatsoever with respect to this Agreement, the Notes or any other document or any matter related thereto.

                      SECTION 7.03. CITIBANK, CREDIT SUISSE AND AFFILIATES. With respect to their respective Commitments, the Advances made by them and the Notes issued to them, Citibank and Credit Suisse, as the case may be, shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent or an Arranger, as the case may be; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank and Credit Suisse, as the case may be in its individual capacity. Citibank, Credit Suisse and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage





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                                       66


in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Citibank or Credit Suisse were not the Administrative Agent or an Arranger, as the case may be, and without any duty to account therefor to the Lenders.

                      SECTION 7.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                      SECTION 7.05. INDEMNIFICATION. Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this
Section 7.05, the Lenders' respective Ratable Shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders, (b) their respective Ratable Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) their respective Unused Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender's Commitment with respect to the Advance under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05 to the extent of the amount of such Defaulted Advance. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender's ratable share of such amount.

                      SECTION 7.06. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                  ARTICLE VIII

                                 MISCELLANEOUS

                      SECTION 8.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than any Lender which is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the initial Borrowing, 3.02 or 3.03, (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (iii) amend this Section 8.01, (iv) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (v) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or (vi) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder; PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; and PROVIDED FURTHER that no amendment, waiver or consent





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                                       68


shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

                      SECTION 8.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Borrower, at its address at 180 East Broad Street, Columbus, Ohio 43215-3799, Attention: Vice President and Treasurer; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Issuing Bank, at its address at 12 East 49th Street, New York, New York 10017, Attention: Trade Services Department; and if to the Administrative Agent, at its address at 1 Court Square, 7th Floor, Long Island City, New York 11120, Attention: John Makrinos, with a copy to 399 Park Avenue, New York, New York 10043, Attention: Michel Pendill; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent.

                      SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of any Lender, any Arranger or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                      SECTION 8.04. COSTS AND EXPENSES. (a) The Borrower agrees to pay on demand (i) all costs and expenses of each Agent in connection with the preparation, execution, delivery and amendment of the Loan Documents (including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, telecommunications, duplication, audit, insurance, consultant (including, without limitation, the provider of the letters required pursuant to Section 3.01(e)(x)), search, filing and recording fees and all other out-of-pocket expenses in an aggregate amount agreed to by the Arrangers and the Borrower and
(B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under





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                                       69


the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto), (ii) all costs and expenses of the Administrative Agent in connection with the administration of the Loan Documents and (iii) all costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto).

                      (b) The Borrower agrees to indemnify and hold harmless each Agent and each Lender and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) this Agreement (including, without limitation, the Notes and any of the transactions contemplated herein or in any other Loan Document or any Related Document or the actual or proposed use of the proceeds of the Advances) or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against any Agent or any Lender or any of their respective Affiliates or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or in any other Loan Document or any Related Document or the actual or proposed use of the proceeds of the Advances.

                      Each Indemnified Party agrees to notify the Borrower, promptly after obtaining actual knowledge thereof, of the assertion against it or any other Person of any claim or the commencement of any action or proceeding relating to this Agreement





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                                       70


(including, without limitation, the Notes and any of the transactions contemplated herein or in any other Loan Document or any Related Document or the actual or proposed use of the proceeds of the Advances) which such Indemnified Party considers to be a claim, action or proceeding with respect to which it is entitled to indemnification hereunder, but failure to so notify will not relieve the Borrower from any liability under this Section 8.04(b). Each Indemnified Party will be entitled to defend any such claim, action or proceeding, and may employ or retain counsel to represent it in, and to defend, such claim, action or proceeding and the Borrower will pay the fees and expenses of such counsel; PROVIDED, HOWEVER, that the Indemnified Parties shall, to the extent practicable, choose one counsel to act on their behalf at the Borrower's expense, which counsel, at the request of the Borrower, shall also represent and defend the Borrower in such claim, action or proceeding unless an Indemnified Party reasonably determines based on an opinion of outside counsel that having common counsel would present such counsel with a conflict of interest. In the event of such determination, such Indemnified Party or Parties shall not be required to share counsel and shall be entitled to full indemnification for such counsel's fees and expenses as otherwise provided herein.

                      (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.05, 2.08(b)(i) or 2.09(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                      (d) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Administrative Agent or any Lender, in its sole discretion.

                      (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.09, 2.11 and 8.04 shall survive the payment in full of the principal and interest hereunder and under the Notes.

                      SECTION 8.05. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent





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                                       71


to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

                      SECTION 8.06. BINDING EFFECT. This amendment and restatement of the Existing Credit Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                      SECTION 8.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note held by it); PROVIDED, HOWEVER, that such assignment or any activity intended to give rise to an assignment shall not be initiated prior to the receipt by the Lenders of notice from the Arrangers that the syndication of this Agreement has been completed; PROVIDED FURTHER, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all such Lender's rights and obligations under and in respect of this Agreement and the Receivables Back-Stop Facility Agreement, (ii) except in the case of an assignment to a Person that immediately prior to such assignment was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, (iii) each such assignment shall be to a Lender, an Eligible Assignee or to an Affiliate of the assignor, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment, and a processing and recordation fee of $3,000 for each assignment completed after the notice referred to in the first proviso of this Section

8.07 has been received. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                      (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is a Lender, an Eligible Assignee or an Affiliate of the assignor; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                      (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                      (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with the Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                      (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable to the Lenders hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                      (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED, HOWEVER, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

                      (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                      SECTION 8.08. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                      SECTION 8.09. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                      SECTION 8.10.  CONFIDENTIALITY.  None of the
Administrative Agent, any Arranger or any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's, such Arranger's, or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking. Nothing contained in this
Section 8.10 shall be construed to limit the applicability of any other confidentiality agreement executed by any party hereto in connection with the transactions contemplated hereby.

                      SECTION 8.11. RECEIVABLES FINANCINGS DOCUMENTS. The Lenders hereto acknowledge that the transfers of receivables and "Related Security" (as defined in the Receivables Financing Documents) from the Borrower to Borden Receivables Corp. under the Receivables Purchase Agreement dated as of August 16, 1994 between the Borrower and Borden Receivables Corp. are intended to be the true sales for valid consideration, that none of such property conveyed shall remain property of the Borrower, and that Borden Receivables Corp. is a separate corporate entity with its own creditors who would, in any liquidation of Borden Receivables Corp. or of its assets, be entitled to be satisfied out of Borden Receivables Corp.'s assets prior to any value in Borden Receivables Corp. becoming available to the Borrower, as Borden Receivables Corp.'s equity holder, or creditors of the Borrower.

                      SECTION 8.12. NO LIABILITY OF THE ISSUING BANK. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                      SECTION 8.13. WAIVER OF JURY TRIAL. Each of the Borrower, the Agents and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 BORDEN, INC.


                                 By
                                   -------------------------------------
                                     Title:


                                 CITIBANK, N.A., as Administrative
                                        Agent


                                 By
                                   -------------------------------------
                                     Title:



                                 ARRANGERS


                                 CITICORP SECURITIES, INC.,
                                       as Arranger


                                 By
                                   -------------------------------------
                                      Title:


                                 CREDIT SUISSE, as Arranger


                                 By
                                   -------------------------------------
                                      Title:


                                 By
                                   -------------------------------------
                                      Title:

                            BANKS

COMMITMENT
- ----------

$92,000,000.02                    CITIBANK, N.A.


                                  By:
                                       -------------------------
                                        Title:


$92,000,000.02                    CREDIT SUISSE


                                  By:
                                       -------------------------
                                        Title:


                                  By:
                                       -------------------------
                                        Title:


                            MANAGING AGENTS


$61,333,333.33                    ABN AMRO BANK N.V.,
                                          NEW YORK BRANCH


                                  By:
                                       -------------------------
                                        Name:
                                        Title:


$61,333,333.33                    CIBC INC.



                                  By:
                                       -------------------------
                                        Name:
                                        Title:

 $61,333,333.33                  NATIONAL WESTMINSTER BANK PLC,
                                         NEW YORK BRANCH



                                 By:
                                      ----------------------------------
                                       Name:
                                       Title:



                                 NATIONAL WESTMINSTER BANK PLC,
                                         NASSAU BRANCH



                                 By:
                                      ----------------------------------
                                       Name:
                                       Title:



 $61,333,333.33                  NATIONSBANK OF NORTH
                                         CAROLINA, N.A.



                                 By:
                                      ----------------------------------
                                       Name:
                                       Title:


 $61,333,333.33                  THE BANK OF NEW YORK



                                 By:
                                      ----------------------------------
                                       Name:
                                       Title:

 $61,333,333.33                 THE BANK OF NOVA SCOTIA



                                By:
                                     ------------------------------
                                      Name:
                                      Title:


 $61,333,333.33                 THE BANK OF TOKYO TRUST
                                        COMPANY



                                By:
                                     ------------------------------
                                      Name:
                                      Title:


 $61,333,333.33                 THE CHASE MANHATTAN BANK, N.A.


                                By:
                                     ------------------------------
                                      Name:
                                      Title:


 $61,333,333.33                 THE FIRST NATIONAL BANK
                                        OF CHICAGO


                                By:
                                     ------------------------------
                                      Name:
                                      Title:



 $61,333,333.33                 THE FUJI BANK, LIMITED



                                By:
                                     ------------------------------
                                      Name:
                                      Title:

 $61,333,333.33                                 UNION BANK OF SWITZERLAND,
                                                        NEW YORK BRANCH



                                                By:
                                                     ---------------------------
                                                      Name:
                                                      Title:



                                                By:
                                                     ---------------------------
                                                      Name:
                                                      Title:


 $61,333,333.33                                 WACHOVIA BANK OF GEORGIA, N.A.



                                                By:
                                                     ---------------------------
                                                      Name:
                                                      Title:



Total Commitments:  $920,000,000

                                   EXHIBIT A
                                PROMISSORY NOTE


$_______________                      Dated:  _________ __, 1994


                 FOR VALUE RECEIVED, the undersigned, BORDEN, INC., a New Jersey corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of _________________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement (as defined below) on February 18, 1997.

                 The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                 Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

                 This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of August 16, 1994 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among the Borrower, the Lender and certain other lenders parties thereto, Citicorp Securities, Inc. and Credit Suisse, as Arrangers, and Citibank, N.A., as Administrative Agent for the Lender and such other lenders. The Credit Agreement, among other things, (i) provides for the making of advances (the "ADVANCES") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                                            BORDEN, INC.


                                                            By
                                                                Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL




++==================+====================+==========================+=====================+==============++
||                  |                    |        AMOUNT OF         |       UNPAID        |              ||
||                  |    AMOUNT OF       |     PRINCIPAL PAID       |      PRINCIPAL      |    NOTATION  ||
||       DATE       |     ADVANCE        |       OR PREPAID         |      BALANCE        |    MADE BY   ||
|+==================+====================+==========================+=====================+==============+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
|+------------------+--------------------+--------------------------+---------------------+--------------+|
||                  |                    |                          |                     |              ||
++==================+====================+==========================+=====================+==============++

                                   EXHIBIT B


                              NOTICE OF BORROWING



Citibank, N.A., as Administrative Agent
for the Lenders parties
to the Credit Agreement
referred to below
399 Park Avenue
New York, New York  10043                                   [Date]


                 Attention:  _______________


Ladies and Gentlemen:

                 The undersigned, Borden, Inc., refers to the Amended and Restated Credit Agreement, dated as of August 16, 1994 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, Citicorp Securities, Inc. and Credit Suisse, as Arrangers, and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section
2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 2.02(a) of the Credit Agreement:

                 (i) The Business Day of the Proposed Borrowing is _________ __, 199_.

                 (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

                 (iii) The aggregate amount of the Proposed Borrowing is $__________.

                 [(iv)    The initial Interest Period for each Eurodollar Rate
         Advance made as part of the Proposed Borrowing is __________ month[s].]

                 The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

                 (A)      the representations and warranties contained in
         Section 4.01 of the

         Credit Agreement [(except the representations set forth in the last sentence of subsection (f) thereof and in subsection (i) thereof (other than clause (ii) thereof))]1 are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                 (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.


                               Very truly yours,

                               BORDEN, INC.



                               By
                                 Title:





                 ____________________

               1 To be included only when the aggregate amount of Advances is not increased after giving effect to the Proposed Borrowing.

                                   EXHIBIT C

                           ASSIGNMENT AND ACCEPTANCE



                 Reference is made to the Amended and Restated Credit Agreement dated as of August 16, 1994 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Borden, Inc., a New Jersey corporation (the "BORROWER"), the Lenders (as defined in the Credit Agreement), Citicorp Securities, Inc. and Credit Suisse, as Arrangers, and Citibank, N.A., as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

                 The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement specified on Schedule 1. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1.

                 2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Administrative Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto, or new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on
Schedule 1.

                 3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Arrangers, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee, a Lender or an Affiliate of the Assignor; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and
(vi) attaches any U.S. Internal Revenue Service forms required under Section
2.11 of the Credit Agreement.

                 4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1.

                 5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                 6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                 7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                 8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                 IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                                                     Exhibit D-1

                                SIDLEY & AUSTIN
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                           ONE FIRST NATIONAL PLAZA
  LOS ANGELES              CHICAGO, ILLINOIS 60603                     LONDON
    -----                  TELEPHONE 312: 653-7000                     -----
   NEW YORK                     TELEX 25-4364                         SINGAPORE
    -----                  FACSIMILE 312: 853-7036                     -----
WASHINGTON, D.C.                                                        TOKYO

                                    125TH
                                 ANNIVERSARY
                                  1866-1991

WRITER'S DIRECT NUMBER

                                August 30, 1994

To: The Lenders and Arrangers party to the Credit Agreement referred to below and Citibank, N.A., as Administrative Agent for such Lenders and the Institutions listed on Annex A Hereto

                      Re:         Borden, Inc.
                                  -----------

Ladies and Gentlemen:

          We refer to the Credit Agreement dated as of August 16, 1994 (the "Credit Agreement") among Borden, Inc., a New Jersey corporation (the "Borrower"), the banks listed on the signature page thereof and Citibank, N.A., as administrative agent for such banks. This opinion is being delivered to you pursuant to the requirement of Section 3.01(e) (xii) of the Credit Agreement. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

          We have acted as New York counsel for the Borrower in connection with the preparation, execution and delivery of, and the initial Borrowing made under, the Credit Agreement. In connection with the foregoing, we have examined executed counterparts of the Loan Documents.

          We have also examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower and agreements, instruments and other documents, and have made such other investigation, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have relied upon certificates of the Borrower or its officers or of public officials. In our examination of the documents described above, we have assumed, without independent investigation (i) the genuineness of the signatures of and legal capacity of all natural persons and the corporate power and authority of all entities signing all documents in connection with which this opinion is rendered; (ii) the authenticity of all documents submitted to us as originals;

SIDLEY & AUSTIN                                                 CHICAGO

To: The Lenders and Arrangers party to the Credit Agreement referred to below and Citibank, N.A., as Administrative Agent for such Lenders and the Institutions listed on Annex A Hereto
Re:       Borden, Inc.
August 30, 1994
Page 2

and (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies. To the extent that our opinions expressed below involve conclusions as to the matters governed by New Jersey law set forth in paragraph 1 or 2 and the first sentence of paragraph 3 of the opinion of Allan L. Miller (the "Allan Miller Opinion") delivered to you of even date herewith, we have assumed without independent investigation (but with your permission) the correctness of the opinions set forth therein.

          Based upon the foregoing examination of documents and assumptions and upon such investigation as we have deemed necessary, and subject to the qualifications set forth below, we are of the opinion that:

          1. The Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          2. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required under the laws of the State of New York or the Federal laws of the United States of America for the due execution, delivery and performance by the Borrower of any of the Loan Documents. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation or performance of the transactions contemplated thereby, conflicts with or constitutes on the part of the Borrower a violation of, breach or default under any existing law, rule or regulation having applicability to it under the laws of the State of New York or the Federal laws of the United States of America.

          3. The Borrower is not an "investment company" nor a company "controlled by" an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          Our opinions above are subject to the following qualifications:

          (a) Our opinion in paragraph 1 above is subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws affecting creditor's rights generally. In addition, our opinion in paragraph 1 above is subject to (i) the effect of general principles of equity

SIDLEY & AUSTIN                                                 CHICAGO

To: The Lenders and Arrangers party to the Credit Agreement referred to below and Citibank, N.A., as Administrative Agent for such Lenders and the Institutions listed on Annex A Hereto
Re:       Borden, Inc.
August 30, 1994
Page 3

(regardless of whether considered in a proceeding in equity or at law) and (ii) limitations on enforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or negligent acts imposed by public policy relating thereto. Such principles applied by a court might include a requirement that a creditor act reasonably and in good faith.

          (b) Our opinions expressed above are limited to the law of the State of New York and the Federal laws of the United States of America and we do not express any opinion herein concerning any other Law. Without limiting the generality of the foregoing, we express no opinion as to (i) the effect of any law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Loan Documents may be sought or
(ii) the effect of compliance or noncompliance of any party to any of the Loan Documents, other than the Borrower, with any state or federal laws or regulations applicable to any such party because of such party's legal or regulatory status or the nature of such party's business or authority to conduct business in any jurisdiction.

          We are admitted to practice in the State of New York and express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States of America. This opinion is solely for your benefit and may not be relied on or quoted by any person without our prior written consent. We hereby consent to the reliance on this opinion by an Eligible Assignee, PROVIDED, that our agreement to permit such reliance shall not be construed as a reissuance of this opinion letter or an extension of its effective date beyond the date hereof. We are aware that Shearman & Sterling will rely upon this opinion letter in rendering their opinion letter furnished pursuant to Section 3.01(e) (xiii) of the Credit Agreement and hereby consent to such reliance.

          This opinion speaks as of the date hereof and we assume no obligation to supplement the foregoing opinion if any applicable laws change after the date hereof or if we become aware of any facts which might change such opinion after the date hereof.

                                              Very truly yours,



                                              /s/ Sidley C. Austin
                                              ------------------------

                                    ANNEX A
                                    -------

Citibank, N.A.

Credit Suisse

ABN Amro Bank N.V.
          New York Branch

CIBC Inc.

Nationsbank of North Carolina, N.A.

National Westminster Bank PLC
          New York Branch

National Westminster Bank PLC
          Nassau Branch

The Bank of New York

The Bank of Nova Scotia

The Bank of Tokyo Trust Company

The Chase Manhattan Bank, N.A.

The First National Bank of Chicago

The Fuji Bank, Limited

Union Bank of Switzerland, New York Branch

Wachovia Bank of Georgia, N.A.

                                                                     Exhibit D-2


                                August 30, 1994



To the Lenders and Arrangers party to the Amended and Restated Credit Agreement referred to below and Citibank, N.A. as Administrative
          Agent for such Lenders

                                Borden, Inc.
                                ------------

Ladies and Gentlemen:

          I am Senior Vice President, Chief Administrative Officer and General Counsel of Borden, Inc. (the "Borrower"). This opinion is furnished to you pursuant to Section 3.01(e)(xii) of the Amended and Restated Credit Agreement dated as of August 16, 1994 (the "AMENDED AND RESTATED CREDIT AGREEMENT") among the Borrower and each of you. Terms defined in the Amended and Restated Credit Agreement are used herein as therein defined.

          I have acted, either directly or indirectly through my staff, as General Counsel to the Borrower in connection with the preparation, execution and delivery of, and the initial Borrowing made under, the Amended and Restated Credit Agreement. In that connection, we have examined counterparts of each of the Loan Documents, executed by each of the parties thereto, and the other documents furnished by the Borrower pursuant to Article III of the Amended and Restated Credit Agreement.

          We have also examined such originals, or copies certified to our satisfaction, of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and orders, writs, judgments, injunctions, decrees, determinations and awards, of which we have knowledge (after due investigation) that affect or purport to affect the obligations of the Borrower or any of its Subsidiaries under such documents or the right of the Borrower or any of its Subsidiaries to borrow money, to guarantee the obligations of other Persons, to create Liens on its property or to consummate the transactions contemplated by the Loan Documents.

          In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of public officials.

          In our examination of the documents referred to above, we have assumed (i) the due execution and delivery, pursuant to due authorization, of each of the documents referred to above by all parties thereto other than the Borrower, (ii) the authenticity of all such documents submitted to us as originals and (iii) the conformity to originals of all such documents submitted to us as copies.

          Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

          1. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of New Jersey, (b) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify to be licensed is not reasonably likely to have a Material Adverse Effect and (c) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          2. The execution, delivery and performance by the Borrower of the Loan Documents and the consummation of the transactions contemplated thereby are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Borrower's Restated Certificate of Incorporation or Bylaws, (b) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or any order, writ, judgment, injunction, decree, determination or award binding on or affecting the Borrower, (c) conflict with or result in the breach of, or constitute a default under, any agreement or instrument binding on or affecting the Borrower or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Subsidiaries.

          3. Each of the Loan Documents has been duly executed and delivered by the Borrower. Each of the Loan Documents is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

          4. There is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries, including any Environmental Action, pending or, to my best knowledge, threatened before any court, governmental agency or arbitrator that (a) would be reasonably likely to have a Material Adverse Effect or (b) purports to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated thereby.

          The opinions set forth above are subject to the following qualifications:

          (a) My opinion in paragraph 3 above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (b) My opinion in paragraph 3 above is also subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

          I am qualified to practice law in the states of Massachusetts and Ohio and the opinions expressed above are limited to the law of the States of Ohio and New Jersey and the Federal law of the United States, and no opinion is expressed herein concerning any other law. Insofar as the opinions expressed in paragraphs 2 and 3 above relate to matters that are governed by the laws of the State of New York, I have relied on the opinion letter of Sidley & Austin, New York Counsel to Borrower, a copy of which is attached.

          I am aware that Shearman & Sterling will rely upon this opinion letter in rendering their opinion letter furnished pursuant to Section 3.01 of the Amended and Restated Credit Agreement. I expressly permit reliance upon the opinions set forth herein by an Eligible Assignee, provided that any agreement to permit such reliance shall not be construed as a reissuance of this opinion letter or any extension of its effective date beyond the date hereof. This opinion is solely for the benefit of the foregoing parties and may not be relied on or quoted by any other person without my consent.

          This opinion speaks as of the date hereof and I assume no obligation to supplement the foregoing opinion if any applicable laws change after the date hereof or if I become aware of any facts which might change such opinion after the date hereof.


                                           Very truly yours,




                                           /s/ Allan L. Miller
                                           ---------------------------